Exhibit 15.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-283943) of TORM plc and in the related Prospectus of our reports dated February 26, 2026, with respect to the consolidated financial statements of TORM plc, and the effectiveness of internal control over financial reporting of TORM plc, included in this Annual Report (Form 20-F) for the year ended December 31, 2025.

/s/ EY Godkendt Revisionspartnerselskab
Copenhagen, Denmark
February 26, 2026